UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

Wesbanco, Inc.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	000-08467	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 234-9000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 5, 2020, WesBanco, Inc. (the “Company”) provided a Notice of Redemption to the holders of Regal MD Statutory Trust II Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 (the “Securities”), which complied with requirements of providing a Notice of Redemption not more than 60 days and not less than 30 days prior to redemption. The final date to provide a Notice of Redemption was February 15, 2020 for redemption on March 16, 2020 (the “Redemption Date”). The Securities will be redeemed in full at a redemption price of 100% of the principal plus accrued and unpaid interest on the Redemption Date. The aggregate redemption price, excluding accrued interest, will total approximately $2.6 million. Interest on the Securities will no longer accrue on or after the Redemption Date.

Regal MD Statutory Trust II (the “Trust”) is a Delaware trust established in 2005 by Regal Bancorp, Inc., which was acquired by WesBanco, Inc. in November 2019 as a result of the Company’s merger with Old Line Bancshares, Inc. The Trust owns Junior Subordinated Debentures issued by the Company which are also being redeemed on March 16, 2020.

Payment of the redemption price for the Securities will be made by Wilmington Trust Company, as paying agent. Payment will be made upon presentation and surrender of the Securities to the paying agent for cancellation at the address specified in the Notice of Redemption.

On February 7, 2020, WesBanco, Inc. (the “Company”) provided a Notice of Redemption to the holders of Regal MD Statutory Trust I Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034 (the “Securities”), which complied with requirements of providing a Notice of Redemption not more than 60 days and not less than 30 days prior to redemption. The final date to provide a Notice of Redemption was February 16, 2020 for redemption on March 17, 2020 (the “Redemption Date”). The Securities will be redeemed in full at a redemption price of 100% of the principal plus accrued and unpaid interest on the Redemption Date. The aggregate redemption price, excluding accrued interest, will total approximately $4.1 million. Interest on the Securities will no longer accrue on or after the Redemption Date.

Regal MD Statutory Trust I (the “Trust”) is a Delaware trust established in 2003 by Regal Bancorp, Inc., which was acquired by WesBanco, Inc. in November 2019 as a result of the Company’s merger with Old Line Bancshares, Inc. The Trust owns Junior Subordinated Debentures issued by the Company which are also being redeemed on March 17, 2020.

Payment of the redemption price for the Securities will be made by U.S. Bank National Association, as paying agent. Payment will be made upon presentation and surrender of the Securities to the paying agent for cancellation at the address specified in the Notice of Redemption.

Item 9.01 Financial Statements and Exhibits

d)

Exhibits:

99.1 -     Notice of Redemption to the holders of Regal Bancorp, Inc. Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035.

99.2 -     Notice of Redemption to the holders of Regal Bancorp, Inc. Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034.

104 -      Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: February 10, 2020	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer